Exhibit 99.1

NEWS RELEASE

GEOSPACE TECHNOLOGIES REALIGNS BUSINESS SEGMENTS TO REFLECT STRATEGIC FOCUS

HOUSTON, TX – September 19, 2024 - Geospace Technologies Corporation (NASDAQ: GEOS) (the “Company”) announces today that beginning in the fiscal year 2025 it will operate under three new business segments: Smart Water, Energy Solutions and Intelligent Industrial. The business segment realignment and name changes take place in an effort to more accurately reflect the Company’s on-going diversification efforts. The three new segments replace Oil and Gas Markets, Adjacent Markets and Emerging Markets, which were adopted in 2018 following several diversification-oriented acquisitions. Financial reporting on these new business segments will be represented in the first quarter of fiscal year 2025 reports.

The Smart Water segment emphasizes the Company’s targeted approach to growing its footprint in the water management industry. This business segment contains the highly successful Hydroconn® smart water connectivity offerings along with the Aquana products. The adoption of advanced technology in water management has been bolstered by U.S. Federal funding programs such as Water Infrastructure Finance Act funding, which provides $7.5 billion for water-related infrastructure projects. Over the last decade, Geospace has seen an increase of over 400% in sales volume of its patented Hydroconn connector cables used in Automated Meter Reading (AMR) applications. These cables play a role in Advanced Metering Infrastructure (AMI) and enable remote collection of usage data from utility meters, eliminating the need for manual meter reading. The Aquana remote water shut off valves extend this benefit to remote operational control requiring no personnel in the field. There is tremendous market interest in water monitoring and management technology for both municipalities and multi-family residential applications.

The Energy Solutions segment will encompass the Company’s traditional business in oil and gas land and marine exploration products, reservoir monitoring solutions, and will additionally incorporate emerging energy solutions and microseismic monitoring. This segment will include energy-related business from Quantum’s SADAR products and associated analytics. The Company has previously cited variability in the oil and gas industry as a motivation to diversify and provide more predictable revenue. Despite the variability, the Company will continue to invest in new technologies and support customers who require innovative products for exploration and monitoring. The Company plans to introduce its latest shallow water node, Mariner™, into the rental fleet for the first time in fiscal year 2025. Additionally, the recent launch of the ultralight weight land node, Pioneer™, is expected to address increased market demand for high performance, yet affordable and lightweight land seismic technology. As demonstration of the continued viability of this business segment, the current Oil & Gas Markets segment entered into two sales contracts totaling $41.9 million and a rental contract for $10.5 million in the nine-month period ending June 30, 2024.

The Intelligent Industrial segment will maintain much of the business from the Company’s former Adjacent Markets segment including industrial sensors, electronic pre-press solutions and specialized contract manufacturing. The defense and security applications offered by Quantum will also be reflected in the Intelligent Industrial business segment.

“It is essential to set forward a clear strategic vision for the future of the Company where we provide innovative and collaborative technology-driven solutions that empower our customers,” said incoming CEO and President Richard (Rich) Kelley. “Working closely with the management team, we determined this was an ideal time to align our business segments with the areas where these technology-driven solutions should yield increased revenue. For example, we anticipate the application of Quantum’s SADAR products and associated analytics will present future growth for the new Energy Solutions segment. With Industrial Intelligence, we plan to harness our experience with predictive analytics to gain traction in the Industrial IoT market and increase our smart technology offerings. Areas of expansion for this segment include infrastructure and asset monitoring technologies. Expansion in the Smart Water segment will be a mix of organic growth in the Hydroconn water meter cables, market traction for Aquana’s products and strategic acquisitions.”

About Geospace Technologies

Geospace Technologies is a global technology and instrumentation manufacturer specializing in vibration sensing and highly ruggedized products which serve energy, industrial, government and commercial customers worldwide. The Company’s products blend engineering expertise with advanced analytic software to optimize energy exploration, enhance national and homeland security, empower water utility and property managers, and streamline electronic printing solutions. With more than four decades of excellence, the Company’s more than 600 employees across the world are dedicated to engineering and technical quality. Geospace is traded on the U.S. NASDAQ stock exchange under the ticker symbol GEOS and has been added to the Russell 2000®, Russell 3000®, and Russell Micro-cap®. For more information, visit www.geospace.com.

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